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                                                                      Exhibit 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-70212 on Form S-8, Registration Statement No. 333-65244 on Form S-3 and Registration Statement No. 333-65246 on Form S-4 of Lennar Corporation of our reports dated January 9, 2002, appearing in this Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 2001.


/s/ DELOITTE  & TOUCHE LLP
Certified Public Accountants
Miami, Florida

February 28, 2002